[redacted]

Change Order

3/18/2022

Rucker Landing (7246)

Change Order Type:	Price Adjustment	Agreement Id:	HB00553025
Number:	5	Agreement Created:	01/19/2022
Created Date:	03/18/2022	Agreement Approved:	01/21/2022
Sales Status:	Pending	Sales Consultant:	[redacted]
Construction Status:	Approved	JIO/CO Created By:	[redacted]
Description:	Change Business Entity from Arrived Holding, Inc. to Arrived Homes Series Jack, a series of Arrived Homes, LLC.	Home Site:	01700

Current Buyer Information:

Buyer:	Arrived Holdings, Inc.
Current Address:	[redacted]
City, State, Zip:	[redacted]
Home Phone:	[redacted]
Work Phone:	
Primary Email:	[redacted]

Seller File Reference:

Alternate Lot Block:	Lot 17, Phase 1B
Building #:	
Unit Number:	
Address:	4434 Jack Faulk Street
Garage:	Left
Plan:	Rosella
Plan Id:	2783.100.00
Elevation:	Elevation TD 109
Phase:	1.3.2022

Current House Selections:

Option Code	Options	Notes	Quantity	Price
Base House				
	Rosella (49479)		1	$369,990.00
27267	Elevation TD 109		1	$6,765.00
	24 - Exterior Color Package		1	$0.00
Base House Colors				
	Exterior - Entry Door - Entry Door - Attitude Gray SW 7060		1	$0.00
	Exterior - Garage Door - Garage Door - White		1	$0.00
	Exterior - Gutters - Gutters & Downspouts - White		1	$0.00
	Exterior - Mortar - Mortar - Gray		1	$0.00
	Exterior - Roofing - Roof - Weathered Wood		1	$0.00
	Exterior - Shutters - *N/A*		1	$0.00
	Exterior - Stone - Stone - 26 - Winter Point Dry Stack		1	$0.00
	Exterior - Trim - Trim - White		1	$0.00
	Exterior - Windows - Windows - White		1	$0.00
	Exterior- Front Elevation- B&B/Horizontal Siding - B&B/Horizontal Siding- 26- Boothbay Blue		1	$0.00
	Exterior-Side/Rear/Returns- Horizontal Vinyl Siding - Horizontal Vinyl Siding- 26 - Platinum Gray		1	$0.00
	Interior - Paint - Frosty White		1	$0.00
	Interior - Appliances - Stainless		1	$0.00
	Interior - Kitchen Faucet - Integra Stainless Steel		1	$0.00
	Interior - Kitchen Sink - *Standard - 50/50		1	$0.00

[redacted]

Change Order

3/18/2022

Rucker Landing (7246)

Change Order Type:	Price Adjustment	Agreement Id:	HB00553025
Number:	5	Agreement Created:	01/19/2022
Created Date:	03/18/2022	Agreement Approved:	01/21/2022
Sales Status:	Pending	Sales Consultant:	[redacted]
Construction Status:	Approved	JIO/CO Created By:	[redacted]
Description:	Change Business Entity from Arrived Holding, Inc. to Arrived Homes Series Jack, a series of Arrived Homes, LLC.	Home Site:	01700

Current House Selections:

Option Code	Options	Notes	Quantity	Price
07. INTERIOR FINISHES				
70550	Gris - River Heights 2 - Legacy,1.5 CM Quartz - Frost White,1.5 CM Quartz - Frost White,Dotson Court - Whisper,Gastonwood - Moreland,Granite 1 - Luna Pearl,3x6 Vitruvian White Glossy VV10,AOK - Ellis Purestyle - Stone Grey	Cabinets - Stone Grey, Countertop - Luna Pearl, Backsplash - Largo White 6x6	1	$0.00

Adjustment:

Pricing Information:

Base Price:	$369,990.00
Lot Premium:	$37,000.00
Options Total:	$0.00
Non-Standard Options Total:	$0.00
Elevation:	$6,765.00
Sales Program:	$0.00
Price Adjustment:	$0.00
Total Purchase Price:	**$413,755.00**

This Change Order amends and supplements that certain Home Purchase Agreement dated 1/19/2022 between Buyer and Seller for the Property described above. Terms set forth in this Change Order shall have the same meaning as defined in the Agreement. In the event there is a conflict between the terms set forth herein and the Agreement, this Change Order shall prevail.

FEDERAL HOUSING ADMINISTRATION AMENDATORY CLAUSE

If Buyer has elected to finance all or any portion of the purchase of the Property using a mortgage insured by the Department of Housing and Urban Development ("HUD"), it is expressly agreed that notwithstanding any other provisions of the Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise unless the Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than the Total Purchase Price set forth in this Change Order. The Buyer shall have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the appraised valuation.

The appraised valuation is arrived at to determine the maximum mortgage HUD will insure. HUD does not warrant the value nor the condition of the Property. Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

[redacted]

Change Order

3/18/2022

Rucker Landing (7246)

Change Order Type:	Price Adjustment	Agreement Id:	HB00553025
Number:	5	Agreement Created:	01/19/2022
Created Date:	03/18/2022	Agreement Approved:	01/21/2022
Sales Status:	Pending	Sales Consultant:	[redacted]
Construction Status:	Approved	JIO/CO Created By:	[redacted]
Description:	Change Business Entity from Arrived Holding, Inc. to Arrived Homes Series Jack, a series of Arrived Homes, LLC.	Home Site:	01700

DEPARTMENT OF VETERANS AFFAIRS AMENDATORY CLAUSE

If Buyer has elected to finance all or any portion of the purchase of the Property using a mortgage insured by the Department of Veterans Affairs ("DVA"), it is expressly agreed that, notwithstanding any other provisions of the Agreement, Buyer shall not incur any penalty by forfeiture of earnest money deposit(s) or otherwise be obligated to complete the purchase of the Property described herein, if the Total Purchase Price or cost exceeds the reasonable value of the Property established by the DVA. Buyer shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the DVA. (Authority: 38 U.S.C. 501, 3703(c)(1))

If the DVA reasonable value of the Property is less than the Total Purchase Price, Seller shall have the option of reducing the Total Purchase Price to an amount equal to the DVA reasonable value and the parties to the sale may close at such lower price with appropriate adjustments to the Agreement.

All other terms and conditions in the above-designated Purchase Agreement (as may be amended by another addendum or other addenda) remain unchanged.

IMPORTANT! THIS CHANGE ORDER IS NOT BINDING UNTIL ACCEPTED BY SELLER. THE SALES CONSULTANT'S SIGNATURE DOES NOT CONSTITUTE ACCEPTANCE.

Buyers:		Accepted by Seller:	
[redacted]		[redacted]	3/18/2022
Arrived Homes Series Jack, a series of	3/18/2022	Authorized Agent	3/18/2022